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                                                                 EXHIBIT 99.2

                                     PROXY
                         BANYAN MORTGAGE INVESTMENT FUND
                             150 SOUTH WACKER DRIVE
                                   SUITE 2900
                            CHICAGO, ILLINOIS 60606

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Leonard G. Levine and Robert G. Higgins, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to present and to vote, as designated below, all the shares of Common Stock, par value $0.01 per share ("Banyan Common Stock"), of Banyan Mortgage Investment Fund ("Banyan"), held of record by the undersigned on October 9, 1996 at the annual meeting of shareholders to be held on November 26, 1996, or any adjournment thereof.






             (continued, and to be dated and signed, on other side)
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/X/    Please mark your votes as in this example                           4198

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(INSTRUCTION: To withhold authority to vote for any individual write that nominee's name below.)

__________________________________                                                FOR       AGAINST     ABSTAIN

1. A proposal to approve an Agreement and Plan of Merger dated as of April 12,    /  /       /  /        /  /
   1996 and amended and restated as of May 20, 1996 and September 17, 1996 (the
   "Merger Agreement") by and among RGI U.S. Holdings, Inc. ("RGI/US"), RGI
   Holdings, Inc. and Banyan and the "Merger" (as defined in the Merger
   Agreement), pursuant to which (i) RGI/US will be merged with and into Banyan with Banyan being the surviving entity; and (ii) all of the issued and outstanding shares of RGI/US common stock, no par value per share will be converted into 4,386,986 newly-issued shares of Banyan Common Stock.

2. A proposal to amend Banyans's certificate of incorporation to reclassify,      /  /       /  /        /  /
   combine and convert each twenty-five issued and outstanding shares of
   Banyan's Common Stock into one issued and outstanding share.

3. A proposal to approve the amendment to and restatement of the existing         /  /       /  /        /  /
   Amended and Restated Certificate of Incorporation of Banyan in the form attached to the accompanying Proxy Statement/Prospectus as Annex B thereto:

                                        FOR
                                   all nominees                WITHHOLD
                                   listed (except             AUTHORITY
                                   as marked to the          to vote all
                                   contrary below)         nominees listed
4. Election of Directors:           /  /                     /  /            Nominees:
                                                                              Walter E. Auch, Sr.
                                                                              Olav Revhaug
                                                                              Fred E. Welker, III

5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS DESCRIBED ABOVE AND FOR ALL OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s)________________________________________________Date:______________
Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.